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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to Registration Statement (Form S-3) and related Prospectus of Medwave, Inc., for the registration of 1,400,000 shares of its Common Stock and to the incorporation by reference therein of our report dated June 21, 2002, with respect to the April 30, 2002 and 2001 financial statements of Medwave, Inc. included in its Annual Report (Form 10-K for the year ended April 30, 2003), filed with the Securities and Exchange Commission.

                      /S/ ERNST & YOUNG LLP

                      Minneapolis, Minnesota

August 11, 2003

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Consent of Independent Auditors